Exhibit 99.2

WellCare Health Plans

Third Quarter 2014 Financial Results and Outlook Update

WellCare Health Plans, Inc.
November 5, 2014







Cautionary Statement

This presentation contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the Company's financial outlook and reimbursement of the ACA industry fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, WellCare's ability to address operational challenges relating to new business, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, WellCare's ability to estimate and manage medical benefits expense effectively, WellCare's ability to negotiate with its state Medicaid customers regarding reimbursement of the ACA industry fee and WellCare's ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company's filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2014, and other filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Basis of Presentation

In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the Company's performance. Following is a description of the calculation of important GAAP and non-GAAP measures used in this presentation.

- Premium revenue as described in this presentation excludes Medicaid state premium tax revenue and Medicaid state reimbursement of the ACA industry fee.
- Gross margin is determined as the difference of premium revenue and the sum of Medicaid state premium tax revenue, medical benefits expense and ACA industry fee expense. The gross margin rate is determined by gross margin divided by the difference of premium revenue and Medicaid state premium tax revenue.
- The Company measures MBRs excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP), which are equal to medical benefits expense divided by the difference of premium revenue and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The Company's 2014 Medicaid MBR guidance uses this non-GAAP definition of MBR. MBRs as determined under GAAP are equal to medical benefits expense divided by total premium revenues.
- Net income and certain other operating results are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs. Management believes these government investigation-related expenses are not indicative of long-term business operations. We have also presented the components of adjusted net income, including the reduction to the Windsor bargain purchase gain and the remaining results of operations, because management believes that the bargain purchase gain reduction is not indicative of long-term operations.
- Adjusted SG&A expense (non-GAAP) is equal to SG&A expense less certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs.
- The adjusted administrative expense ratio (non-GAAP) is equal to adjusted SG&A expense divided by the difference of total revenues and the sum of Medicaid state premium taxes revenue and Medicaid state ACA industry fee reimbursements revenue. The administrative expense ratio (GAAP) is equal to SG&A expense divided by total premium revenues..
- Please refer to the schedules in the Company's news release published on November 5, 2014, that provide supplemental information that reconcile results determined under GAAP to non-GAAP results.

The schedules contained in this presentation may contain totals that do not foot due to rounding.

Third Quarter 2014 Results

	For the three months ended September 30, 2014
GAAP Earnings per Diluted Share	$0.44
Add back government investigation-related costs	$0.15
Adjusted Earnings per Diluted Share	**$0.59**

Components

Windsor bargain purchase reduction

($0.18)

Remaining results of operations

+$0.77

2014 Claims Reserves Development

- Net favorable prior period reserve development amounted to $16.6 million for the quarter ended September 30, 2014, which includes $15.4 million of favorable development related to prior fiscal years and $1.2 million of favorable development related to the first six months of 2014.
  - Driven by the Medicaid Health Plans segment

	For the three months ended September 30,		For the nine months ended September 30,	
dollars in millions except net income per diluted share	2014	2013	2014	2013
Prior-year reserve development (unfavorable) favorable	$15.4	($16.3)	($46.2)	($7.1)
Intra-year reserve development (unfavorable) favorable	$1.2	($31.2)	N/A	N/A
Total reserve development (unfavorable) favorable	**$16.6**	**($47.5)**	**($46.2)**	**($7.1)**

ACA industry Fee: 2014 Outlook

- WellCare has documentation from all of our state Medicaid customers, that commits them to reimburse us for substantially all of the ACA industry fee attributable to the Medicaid programs in these states, including the related state and federal income tax gross-ups.

Year 2014 guidance – reflects approximations		
dollars in millions	Expense	Medicaid state expected reimbursement*
Segments:		
Medicaid Health Plans	$82	$123
Medicare Health Plans	$45	–
Medicare Prescription Drug Plans	$11	–
Company	**$138**	**$123**

*Reimbursement includes related state and federal income tax gross-ups.

Gross Margin Performance: Company

dollars in millions	For the quarters ended	
	September 30, 2014	September 30, 2013
Premium revenue	$3,396.3	$2,495.6
Medicaid state premium taxes	$21.3	$17.0
Premium revenue excluding Medicaid state premium taxes	$3,375.0	$2,478.6
Medical benefits expense	$2,996.6	$2,144.7
Subtotal	$378.4	$333.9
ACA industry fee expense	$34.7	$0.0
Gross margin	**$343.7**	**$333.9**
Gross margin rate	**10.2%**	**13.5%**

Premium revenue excluding Medicaid state premium taxes	$3,375.0	$2,478.6
Medicaid state ACA industry fee reimbursements	$37.1	$0.0
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$3,337.9	$2,478.6
Medical benefits ratio:		
Total premium revenues (GAAP)	88.2%	85.9%
MBR excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	**89.8%**	**86.5%**

Gross Margin: Medicaid Health Plans Segment

dollars in millions	For the quarters ended September 30, 2014	For the quarters ended September 30, 2013
Premium revenue	$2,127.9	$1,492.4
Medicaid state premium taxes	$21.3	$17.0
Premium revenue excluding Medicaid state premium taxes	$2,106.6	$1,475.4
Medical benefits expense	$1,849.0	$1,314.6
Subtotal	$257.6	$160.8
ACA industry fee expense	$20.4	$0.0
Gross margin	**$237.2**	**$160.8**
Gross margin rate	**11.3%**	**10.9%**

	September 30, 2014	September 30, 2013
Premium revenue excluding Medicaid state premium taxes	$2,106.6	$1,475.4
Medicaid state ACA industry fee reimbursements	$37.1	$0.0
Premium revenue excluding Medicaid state premium taxes and ACA industry fee reimbursements	$2,069.5	$1,475.4
Medical benefits ratio:		
Total premium revenues (GAAP)	86.9%	88.1%
MBR excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	**89.3%**	**89.1%**

Gross Margin: Medicare Segments

dollars in millions

	For the quarters ended	
	September 30, 2014	September 30, 2013
Medicare Health Plans Segment		
Premium revenue	$1,012.2	$807.3
Medical benefits expense	$918.0	$685.7
Subtotal	$94.2	$121.6
ACA industry fee expense	$11.4	$0.0
Gross margin	**$82.8**	**$121.6**
Gross margin rate	**8.2%**	**15.1%**
Medical benefits ratio	**90.7%**	**84.9%**

	For the quarters ended	
	September 30, 2014	September 30, 2013
Medicare Prescription Drug Plans Segment		
Premium revenue	$256.2	$195.9
Medical benefits expense	$229.6	$144.4
Subtotal	$26.6	$51.5
ACA industry fee expense	$2.9	$0.0
Gross margin	**$23.7**	**$51.5**
Gross margin rate	**9.3%**	**26.3%**
Medical benefits ratio	**89.6%**	**73.7%**

2014 Financial Guidance Update

	Fourth Quarter 2014 Guidance
Premium revenue	**$3.3 to $3.4 billion**
Adjusted net income per diluted share	**$0.60 to $0.70**

- Expected drivers: third quarter to fourth quarter
  - Higher administrative expenses related to MA Annual Election Period
  - Higher interest expense related to $300M term loan
  - Partially offset by PDP benefit design seasonality
- Expected full year 2014 key ratios:
  - Medicaid Health Plans MBR - 90.00% to 90.50%
  - Medicare Health Plans MBR - 88.75% to 89.25%
  - Medicare Prescription Drug Plans MBR - 92.00% to 93.00%
  - Adjusted Administrative Expense Ratio - 7.7% to 7.8%